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                                                                      Exhibit 11

                    Horace Mann Educators Corporation
                   Computation of Net Income per Share
        For the Six and Three Months Ended June 30, 1997 and 1996
              (Amounts in thousands, except per share data)
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                                                   Three Months Ended               Six Months Ended
                                                       March 31,                        June 30,
                                                   -----------------              -------------------
                                                   1997         1996              1997           1996
                                                   ----         ----              ----           ----
Primary - reported:

Weighted average number of common shares
 outstanding during the period                     23,096       23,449            23,379         23,437

Net income for the period                         $20,896      $17,081           $40,296        $32,514
                                                  -------      -------           -------        -------
Net income per share - assuming no dilution       $  0.90      $  0.73           $  1.72        $  1.39
                                                  =======      =======           =======        =======

Primary:

Weighted average number of common shares
 outstanding during the period                     23,096       23,449            23,379         23,437
Weighted average number of common equivalent
 shares to reflect the dilutive effect of
 common stock equivalent securities:
   Warrants                                           125          116               124            117
   Stock options                                      327          301               311            310
   Common stock units related to Deferred
     Equity Compensation Plan for Directors            15            -                15              -
                                                  -------      -------           -------        -------
Total common and common equivalent shares          23,563       23,866            23,829         23,864
                                                  -------      -------           -------        -------
Net income per share                              $  0.89      $  0.72           $  1.69        $  1.36
                                                  =======      =======           =======        =======
Percentage of dilution compared to reported
 net income per share                                 1.1%         1.4%              1.7%           2.2%

Fully diluted:

Weighted average number of common shares
 outstanding during the period                     23,096       23,449            23,379         23,437
Weighted average number of common equivalent
 shares to reflect the dilutive effect of
 common stock equivalent securities:
   Warrants                                           125          117               125            117
   Stock options                                      341          308               337            310
   Common stock units related to Deferred
     Equity Compensation Plan for Directors            15            -                15              -
                                                  -------      -------           -------        -------
Total common and common equivalent shares
 adjusted to calculate fully diluted earnings
 per share                                         23,577       23,874            23,856         23,864
                                                  -------      -------           -------        -------
Net income per share -
 assuming full dilution                           $  0.89      $  0.72           $  1.69        $  1.36
                                                  =======      =======           =======        =======
Percentage of dilution compared to
 reported net income per share                        1.1%         1.4%              1.7%           2.2%
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